Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Medical Capital Management, Inc.
Anaheim, California


We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form SB-2 under the Securities Act of 1933, of our report dated March 28, 2002, relating to the financial statements of Medical Capital Management, Inc. as of December 31, 2001.

We also consent to the reference to us as experts under the caption "Experts" in the Prospectus.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
December 9, 2002